Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-65885) of our report dated June 29, 2017, with respect to the financial statements and supplemental schedule of L.B. Foster Company 401(k) and Profit Sharing Plan included in this Annual Report on Form 11-K for the year ended December 31, 2016.

/s/ Dixon Hughes Goodman LLP

Charleston, West Virginia

June 29, 2017